EDWARDS & ANGELL
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              A Partnership Including Professional Corporations
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COUNSELLORS AT LAW                                  150 JOHN F. KENNEDY PARKWAY
since 1894                                          SHORT HILLS, NJ 07078-2701
                                                    (973) 376-7700
                                                    FAX (973) 376-3380
CHRISTINE M. MARX
Partner in Charge


                                                                      Exhibit 5


                                                     May 5, 1998


Saga Communications, Inc.
73 Kercheval Avenue
Grosse Pointe Farms, Michigan 48236

         Re:  Saga Communications, Inc. 1992 Stock Option Plan

Ladies and Gentlemen:

     We are furnishing this opinion in connection with the filing by Saga Communications, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to the issuance by the Company of up to 832,031 shares of Class A Common Stock, $.01 par value, and 150,000 shares of Class B Common Stock, $.01 par value (collectively, the "Common Stock"), pursuant to the Company's 1992 Stock Option Plan (the "Plan"), and the registration thereof with the Commission.

     We have served as counsel for the Company and, as such, are familiar with all corporate proceedings since its organization. In connection with this opinion, we have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have deemed necessary or appropriate in order to express the opinions contained herein.

     Based upon such examination, it is our opinion that:

     1. The shares of Common Stock being registered by the Registration Statement, when issued and paid for as contemplated by the Plan, assuming due execution of the certificates therefor, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of this opinion in connection with the Registration Statement and all amendments thereto.

                                         Very truly yours,

                                         EDWARDS & ANGELL



                                         By:/s/ Christine M. Marx
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                                              Christine M. Marx
                                               Partner